www.genpt.com
News Release

October 22, 2024

FOR IMMEDIATE RELEASE

Genuine Parts Company
Reports Third Quarter 2024 Results and Revises Full-Year Outlook

•Sales of $6.0 billion
•Diluted EPS of $1.62
•Adjusted Diluted EPS of $1.88
•Revises 2024 Outlook:
◦Revenue Growth of 1% to 2% from 1% to 3%
◦Adjusted Diluted EPS of $8.00 to $8.20 from $9.30 to $9.50

ATLANTA -- Genuine Parts Company (NYSE: GPC), a leading global service provider of automotive and industrial replacement parts and value-added solutions, announced today its results for the third quarter ended September 30, 2024.

"I would like to thank our global GPC teammates for their hard work in serving our customers during the third quarter," said Will Stengel, President and Chief Executive Officer. "Our results were below our expectations, primarily driven by continued weakness in market conditions in Europe and our Industrial business. While the external environment remains challenging for the balance of 2024, we expect the combination of near-term actions and long-term investments to better position us when market conditions improve."

Third Quarter 2024 Results

Sales were $6.0 billion, a 2.5% increase compared to $5.8 billion in the same period of the prior year. The growth in sales is attributable to a 3.2% benefit from acquisitions and a net 0.1% favorable impact of foreign currency and other, partially offset by a 0.8% decrease in comparable sales. The third quarter included one additional selling day in the U.S. versus the same period of the prior year, which positively impacted sales growth by approximately 1.1%.

Net income was $227 million, or $1.62 per diluted earnings per share. This compares to net income of $351 million, or $2.49 per diluted share in the prior year period.

Adjusted net income was $263 million which excludes a net expense of $36 million after tax adjustments, or $0.26 per diluted share, in costs related to our global restructuring initiative and the acquisition and integration of independent stores. This compares to net income of $351 million for the same period of the prior year, a decrease of 25.1%. On a per share diluted basis, adjusted net income was $1.88, a decrease compared to $2.49 in the same period of the prior year. Refer to the reconciliation of GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share for more information.

Third Quarter 2024 Segment Highlights

Automotive Parts Group ("Automotive")

Global Automotive sales were $3.8 billion, up 4.8% from the same period in 2023, consisting of a 4.4% benefit from acquisitions which was primarily driven by the acquisition of automotive stores in the U.S., a 0.2% increase in comparable sales and a net 0.2% favorable impact of foreign currency and other. The additional selling day in the U.S. positively impacted Global Automotive sales growth by approximately 0.9%. Segment profit of $262 million decreased 18.6%, with segment profit margin of 6.9%, down 200 basis points from last year.

Industrial Parts Group ("Industrial")

Global Industrial sales were $2.2 billion, down 1.2% from the same period in 2023, with a 1.3% benefit from acquisitions, offset by a 2.4% decrease in comparable sales and 0.1% unfavorable impact of foreign currency. The additional selling day in the U.S. positively impacted Global Industrial sales growth by approximately 1.4%. Segment profit of $259 million decreased 8.5%, with a segment profit margin of 11.9%, down 100 basis points from the same period of the prior year.

Nine Months 2024 Results

Sales for the nine months ended September 30 were $17.7 billion, up 1.2% from the same period in 2023. Net income for the nine months was $771 million, or $5.51 per diluted share, compared to $7.08 per diluted share in the prior year period. Adjusted net income decreased 8.4% to $915 million compared to net income of $1 billion in the prior year period. Adjusted diluted earnings per share was $6.55 compared to $7.08 in the prior year period, a decrease of 7.5%.

Balance Sheet, Cash Flow and Capital Allocation

The company generated cash flow from operations of $1.1 billion for the first nine months of 2024. Net cash used in investing activities was $1.2 billion, including $386 million for capital expenditures and $954 million for M&A. The company also used $125 million in cash for financing activities, including $411 million for quarterly dividends paid to shareholders and $112 million for stock repurchases. Free cash flow was $711 million for the first nine months of 2024. Refer to the reconciliation of GAAP net cash provided by operating activities to free cash flow for more information.

The company ended the quarter with $2.6 billion of total liquidity. Total liquidity consists of $1.1 billion in cash and cash equivalents and $1.5 billion available on the revolving credit facility.

2024 Outlook

The company is revising full-year 2024 guidance previously provided in its earnings release on July 23, 2024. The company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook, geopolitical conflicts and the potential impact on results in updating its guidance, which is outlined in the table below.

For the Year Ending December 31, 2024
	Previous Outlook	Updated Outlook
Total sales growth	1% to 3%	1% to 2%
Automotive sales growth	1% to 3%	3% to 4%
Industrial sales growth	0% to 2%	-2% to -1%
Diluted earnings per share	$8.55 to $8.75	$6.60 to $6.80
Adjusted diluted earnings per share	$9.30 to $9.50	$8.00 to $8.20
Effective tax rate	Approximately 24%	Approximately 24%
Net cash provided by operating activities	$1.3 billion to $1.5 billion	$1.3 billion to $1.5 billion
Free cash flow	$800 million to $1.0 billion	$800 million to $1.0 billion

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income, adjusted diluted earnings per share and free cash flow. We believe that the presentation of adjusted net income, adjusted diluted earnings per share and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of our core operations. We considered these metrics useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance by removing items management believes are not representative of our operations and may distort our longer-term operating trends. For example, for the three and nine months ended September 30, 2024, adjusted net income and adjusted diluted earnings per share exclude costs relating to our global restructuring initiative and acquisition of Motor Parts and Equipment Corporation, which are one-time events that do not recur in the ordinary course of our business. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with our core operations. We do not, nor do we suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. We have included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below. We do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of our sales excluding the impact of acquisitions, foreign currency and other. Our calculation of comparable sales is computed using total business days for the period. The company considers this metric useful to investors because it provides greater transparency into management’s view and assessment of the company’s core ongoing operations. This is a metric that is widely used by analysts, investors and competitors in our industry, although our calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

Genuine Parts Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on the company's investor relations website. The call is also available by dialing 800-836-8184. A replay of the call will be available on the company's website or toll-free at 888-660-6345, conference ID 72988#, two hours after the completion of the call.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across the U.S., Canada, Mexico, Australasia, France, the U.K., Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal, while our Industrial Parts Group serves customers in the U.S., Canada, Mexico and Australasia. We keep the world moving with a vast network of over 10,700 locations spanning 17 countries supported by more than 60,000 teammates. Learn more at genpt.com.

Contacts

Investor Contact:	Media Contact:
Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Senior Director - Investor Relations	Vice President - Strategic Communications

Forward-Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (SEC), release to the public, or make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include our view of business and economic trends for the remainder of the year, our expectations regarding our ability to capitalize on these business and economic trends and to execute our strategic priorities, and the revised full-year 2024 financial guidance provided above. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

We caution you that all forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation, financial institution disruptions and geopolitical conflicts such as the conflict between Russia and Ukraine, the conflict in the Gaza strip and other unrest in the Middle East; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; natural disasters or adverse weather conditions, such as recent severe hurricanes; public health emergencies, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on access to capital and liquidity provided by the financial and capital markets; our ability to maintain compliance with our debt covenants; our ability to successfully integrate acquired businesses into our operations and to realize the anticipated synergies and benefits; our ability to successfully implement our business initiatives in our two business segments; slowing demand for our products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their impact to us, our suppliers and customers; changes in tax policies; volatile exchange rates; our ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; disruptions caused by a failure or breach of our information systems, as well as other risks and uncertainties discussed in our Annual Report on Form 10-K for 2023 and from time to time in our subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and we undertake no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net sales	$5,970,198	$5,824,602	$17,716,396	$17,504,726
Cost of goods sold	3,771,757	3,715,361	11,262,997	11,247,341
Gross profit	2,198,441	2,109,241	6,453,399	6,257,385
Operating expenses:
Selling, administrative and other expenses	1,722,400	1,551,799	4,944,783	4,644,696
Depreciation and amortization	106,036	83,860	295,848	261,948
Provision for doubtful accounts	7,119	8,417	19,008	22,378
Restructuring and other costs	41,023	—	153,825	—
Total operating expenses	1,876,578	1,644,076	5,413,464	4,929,022
Non-operating (income) expense:
Interest expense, net	27,818	15,827	67,429	49,146
Other	(3,548)	(15,722)	(36,469)	(44,338)
Total non-operating (income) expense	24,270	105	30,960	4,808
Income before income taxes	297,593	465,060	1,008,975	1,323,555
Income taxes	71,011	113,862	237,955	323,906
Net income	$226,582	$351,198	$771,020	$999,649
Dividends declared per common share	$1.000	$0.950	$3.000	$2.850
Basic earnings per share	$1.63	$2.50	$5.53	$7.11
Diluted earnings per share	$1.62	$2.49	$5.51	$7.08

Weighted average common shares outstanding	139,193	140,335	139,326	140,569
Dilutive effect of stock options and non-vested restricted stock awards	406	599	500	716
Weighted average common shares outstanding – assuming dilution	139,599	140,934	139,826	141,285

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net sales:
Automotive	$3,799,789	$3,626,943	$11,100,800	$10,787,769
Industrial	2,170,409	2,197,659	6,615,596	6,716,957
Total net sales	$5,970,198	$5,824,602	$17,716,396	$17,504,726
Segment profit:
Automotive	$262,195	$322,004	$849,106	$915,771
Industrial	258,753	282,807	806,433	828,166
Interest expense, net	(27,818)	(15,827)	(67,429)	(49,146)
Intangible asset amortization	(36,292)	(33,667)	(105,077)	(113,414)
Corporate expense	(113,949)	(90,257)	(283,695)	(257,822)
Other unallocated costs (1)	(45,296)	—	(190,363)	—
Income before income taxes	$297,593	$465,060	$1,008,975	$1,323,555

(1)     The following table presents a summary of the other unallocated costs:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Other unallocated costs:
Restructuring and other costs (2)	$(41,023)	$—	$(161,312)	$—
Acquisition and integration related costs and other (3)	(4,273)	—	(29,051)	—
Total other unallocated costs	$(45,296)	$—	$(190,363)	$—
(2)    Amount reflects the global restructuring initiative which includes a voluntary retirement offer in the U.S., inventory liquidation costs, and rationalization and optimization of certain distribution centers, stores and other facilities.
(3)    Amount primarily reflects integration costs related to the completion of the acquisitions of Motor Parts and Equipment Corporation ("MPEC") in April 2024 and Walker Automotive Supply, Inc. ("Walker") in July 2024, including professional services costs, personnel costs, and lease and other exit costs.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,078,118	$1,102,007
Trade accounts receivable, less allowance for doubtful accounts (2024 – $64,138; 2023 – $56,608)	2,380,518	2,223,431
Merchandise inventories, net	5,527,034	4,676,686
Prepaid expenses and other current assets	1,723,832	1,603,728
Total current assets	10,709,502	9,605,852
Goodwill	3,034,339	2,734,681
Other intangible assets, less accumulated amortization	1,915,832	1,792,913
Property, plant and equipment, less accumulated depreciation (2024 – $1,783,163; 2023 – $1,592,658)	1,909,522	1,616,785
Operating lease assets	1,665,818	1,268,742
Other assets	1,024,165	949,481
Total assets	$20,259,178	$17,968,454

Liabilities and equity
Current liabilities:
Trade accounts payable	$6,100,534	$5,499,536
Current portion of debt	810,982	355,298
Dividends payable	139,111	132,635
Other current liabilities	2,072,781	1,839,640
Total current liabilities	9,123,408	7,827,109
Long-term debt	3,806,950	3,550,930
Operating lease liabilities	1,372,283	979,938
Pension and other post–retirement benefit liabilities	224,019	219,644
Deferred tax liabilities	483,262	437,674
Other long-term liabilities	539,102	536,174
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2024 – 139,078,065 shares; 2023 – 139,567,071 shares	139,078	139,567
Additional paid-in capital	193,491	173,025
Accumulated other comprehensive loss	(942,852)	(976,872)
Retained earnings	5,306,755	5,065,327
Total parent equity	4,696,472	4,401,047
Noncontrolling interests in subsidiaries	13,682	15,938
Total equity	4,710,154	4,416,985
Total liabilities and equity	$20,259,178	$17,968,454

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Operating activities:
Net income	$771,020	$999,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	295,848	261,948
Share-based compensation	37,280	47,340
Excess tax benefits from share-based compensation	(8,301)	(6,770)
Other operating activities, including changes in operating assets and liabilities	378	(219,721)
Net cash provided by operating activities	1,096,225	1,082,446
Investing activities:
Purchases of property, plant and equipment	(385,590)	(349,858)
Proceeds from sale of property, plant and equipment	74,215	7,339
Acquisitions of businesses	(954,207)	(218,177)
Proceeds from divestitures of businesses	3,401	—
Proceeds from sale of investments	—	80,482
Other investing activities	16,989	6,785
Net cash used in investing activities	(1,245,192)	(473,429)
Financing activities:
Proceeds from debt	797,602	2,543,882
Payments on debt	(124,337)	(2,544,619)
Shares issued from employee incentive plans	(16,524)	(23,689)
Dividends paid	(411,396)	(393,420)
Purchases of stock	(112,499)	(172,347)
Other financing activities	(8,018)	(8,826)
Net cash used in financing activities	124,828	(599,019)
Effect of exchange rate changes on cash and cash equivalents	250	(8,824)
Net decrease in cash and cash equivalents	(23,889)	1,174
Cash and cash equivalents at beginning of period	1,102,007	653,463
Cash and cash equivalents at end of period	$1,078,118	$654,637

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME PER COMMON SHARE
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
GAAP net income	$226,582	$351,198	$771,020	$999,649

Adjustments:
Restructuring and other costs (1)	41,023	—	161,312	—
Acquisition and integration related costs and other (2)	4,273	—	29,051	—
Total adjustments	45,296	—	190,363	—
Tax impact of adjustments (3)	(8,865)	—	(45,911)	—
Adjusted net income	$263,013	$351,198	$915,472	$999,649

The table below represents amounts per common share assuming dilution:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
GAAP diluted earnings per share	$1.62	$2.49	$5.51	$7.08

Adjustments:
Restructuring and other costs (1)	0.29	—	1.15	—
Acquisition and integration related costs and other (2)	0.03	—	0.22	—
Total adjustments	0.32	—	1.37	—
Tax impact of adjustments (3)	(0.06)	—	(0.33)	—
Adjusted diluted earnings per share	$1.88	$2.49	$6.55	$7.08
Weighted average common shares outstanding – assuming dilution	139,599	140,934	139,826	141,285

(1)     Amount reflects the global restructuring initiative which includes a voluntary retirement offer in the     U.S., inventory liquidation costs, and rationalization and optimization of certain distribution centers, stores and other facilities.

(2)    Amount primarily reflects ongoing acquisition and integration costs related to the acquisitions of MPEC in April 2024 and Walker in July 2024, including professional services costs, personnel costs, and lease and other exit costs.

(3)    We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments, including any related valuation allowances. For the three and nine months ended September 30, 2024, we applied the statutory income tax rates to the taxable portion of all of our adjustments, which resulted in a tax impact of $9 million and $46 million.

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the Condensed Consolidated Statements of Income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Line item:
Cost of goods sold	$—	$—	$7,487	$—
Selling, administrative and other expenses	4,273	—	29,051	—
Restructuring and other costs	41,023	—	153,825	—
Total adjustments	$45,296	$—	$190,363	$—

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended September 30, 2024
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	0.2%	4.4%	0.5%	(0.3)%	4.8%
Industrial	(2.4)%	1.3%	(0.1)%	—%	(1.2)%
Total Net Sales	(0.8)%	3.2%	0.3%	(0.2)%	2.5%

	Nine Months Ended September 30, 2024
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	(0.1)%	3.4%	0.1%	(0.5)%	2.9%
Industrial	(2.2)%	0.8%	(0.1)%	—%	(1.5)%
Total Net Sales	(0.9)%	2.4%	—%	(0.3)%	1.2%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Net cash provided by operating activities	$1,096,225	$1,082,446
Purchases of property, plant and equipment	(385,590)	(349,858)
Free Cash Flow	$710,635	$732,588

For the Year Ending December 31, 2024
	Previous Outlook	Updated Outlook
Net cash provided by operating activities	$1.3 billion to $1.5 billion	$1.3 billion to $1.5 billion
Purchases of property, plant and equipment	~$500 million	~$500 million
Free Cash Flow	$800 million to $1.0 billion	$800 million to $1.0 billion